Exhibit 10.5

AMENDMENT NO. 4 TO
TRADEMARK. LICENSE
AGREEMENT

This Amendment No. 4 to Trademark License Agreement ( “Amendment No. 4”)” is made and entered into effective as of September 6, 2015(the “Effective Date'') by and between Monster, Inc. f/k/a Monster Cable Products, Inc., a California corporation having an address at 455 Valley Drive, Brisbane, CA 94005 (“Licensor”), SDJ Technologies, Inc., a Delaware corporation having an address at 2655 Park Center Drive, Unit C, Simi Valley, CA 93065 (“SDJ”), and Tandon Digital, Inc., a Delaware corporation having an address at 2655 Park Center Drive, Unit C, Simi Valley, CA 93065 (“Parent”) (each of above entities are sometimes referred to as a “Party” and are collectively referred to as the “Parties”).

RECITALS

A.	Licensee develops, manufactures, sells and distributes memory data storage and other products.

B.	On July 7, 2010, Licensor and SDJ executed a Trademark License Agreement (the “License Agreement”) relating to the license of the Monster trademark and logos with respect to the manufacture, design, distribution, and sale of certain memory data storage products;

C.	On July 7, 2010, April 4, 2012 and August 18, 2015 Licensor and SDJ effected Amendment No. 1, Amendment No. 2 and Amendment No. 3, respectively, to the Original License Agreement to further define the aforementioned granting of rights (“Amendment No. 1”, “Amendment No. 2” and “Amendment No. 3”) (the License Agreement and Amendment Nos. 1, 2 and 3 are collectively referred to as the “Original License Agreement”);

D.	Each of Parties wish to amend Exhibit “B” to the Original License Agreement to expand the scope of what may be sold under the License to include action sports cameras and Cable Memory;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Exhibit B of the Original License Agreement is deleted and replaced by the following:

EXHIBIT B

LICENSED PRODUCTS

DRAM Modules

USB Flash Drives

Flash Based SD, M2, MicroSD, CF, ProDuo, card products

Inernal Power Supplies for pc’s

Hybrid Drives

Action Sports Cameras

Cable Memory

(signature page on following page)

CONFIDENTIAL 2

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 4 as the day and year first above written.

LICENSOR:

Monster, Inc.

By:	/s/ Ajay Vadera
Name: Ajay Vadera
Title: CFO
Date: November 10, 2015

SDJ:

SDJ TECHNOLOGIES, INC.

By:	/s/ Vivek Tandon
Name: Vivek Tandon
Title: President

PARENT:

TANDON DIGITAL, INC.

By:	/s/ Vivek Tandon
Name: Vivek Tandon
Title: President

CONFIDENTIAL 3

AMENDMENT NO. 5 TO
TRADEMARK LICENSE

AGREEMENT

This Amendment No. 5 to Trademark License Agreement ( “Amendment No. 3”) is made and entered into effective as of April __, 2016 (the “Effective Date”) by and between Monster, Inc. f/k/a Monster Cable Products, Inc., a California corporation having an address at 455 Valley Drive, Brisbane, CA 94005 (“Licensor”), SDJ Technologies, Inc., a Delaware corporation having an address at 2655 Park Center Drive, Unit C, Simi Valley, CA 93065 (“SDJ”), and Monster Digital, Inc. f/k/a Tandon Digital, Inc., a Delaware corporation having an address at 2655 Park Center Drive, Unit C, Simi Valley, CA 93065 (“Parent”) (each of above entities are sometimes referred to as a “Party” and are collectively referred to as the “Parties”).

RECITALS

A.	SDJ and Licensee develop, manufacture, sell and distribute memory data storage products and action sports cameras and related accessories;

B.	On July 7, 2010, Licensor and SDJ executed a Trademark License Agreement (the “License Agreement”) relating to the license of the Monster trademark and logos with respect to the manufacture, design, distribution, and sale of certain memory data storage products;

C.	On July 7, 2010 and April 4, 2012, Licensor and SDJ effected Amendment No. 1 and Amendment No. 2, respectively, to the Original License Agreement and on August 18, 2015 and September 6, 2015 the Parties effected Amendment No. 3 and Amendment No. 4, respectively, to the Original License Agreement, each to further define the aforementioned granting of rights and Amendment No. 4 to also specifically relate to the license of the Monster trademark and logos with respect to the manufacture, design, distribution, and sale of action sports cameras (“Amendment No. 1”, “Amendment No. 2”, “Amendment No. 3” and “Amendment No. 4”) (the License Agreement and Amendment Nos. 1, 2, 3 and 4 are collectively referred to as the “Original License Agreement”);

D.	SDJ and Licensee have been manufacturing, selling and distributing certain memory data storage products and action sports cameras under the Mark of Licensor under the Original License Agreement; and

E.	The Parties now desire that, in addition to the rights granted under the Original License Agreement, (i) Parent as Licensee also be granted a license to use the name “Monster Vision” (the “Licensed Name”) as the branded name of its action sports cameras and accessories, and Licensor is willing to grant Parent as Licensee a license to use the Licensed Name subject to the terms and conditions of the Original License Agreement as amended by this Amendment No. 5 and (ii) certain payment and related terms set forth in the Original License Agreement be modified as further described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.           Licensor waives noncompliance by Licensee to date with the terms of the Original License Agreement solely with respect to failure by Licensee to make required timely payments under the Original License hereby acknowledging that it hereby waives any rights under the Original License Agreement to terminate said Agreement for such noncompliance.

2.           Section 1.2 of the Original License Agreement is deleted and replaced by the following:

1.2         Licensor Purchase. Licensor or its designee may purchase from Licensee, Licensed Products. The prices to be paid by Licensor or its designee for such purchases shall be Licensee’s Manufacturing Cost. (“Manufacturing Cost” means, for purposes of this paragraph, the actual FOB cost charged by manufacturer to Licensee, inclusive of quota, to produce Licensed Products, with no pass-through expenses, upcharges, service fees, sourcing fees or any other charges or soft amortized costs whatsoever added on to the cost incurred by Licensee. In instances where Licensee directly operates the manufacturing facility, Licensor shall be provided with copies of all costing sheets for Licensed Products). Licensor or its designee shall be responsible for all shipping and costs associated therewith of any Licensed Products so purchased from Licensee further to this Section 1.2.

3.           Section 2 of the Original License Agreement is deleted and replaced by the following:

2.           Term. The term of this Agreement will commence as of the Effective Date and will terminate, subject to the terms herein and the payment of the minimum royalties set forth below, on July 7, 2035 (the “Term”). In each of years 3, 4, 5 and 6 of the Agreement, Licensee must pay Licensor a minimum royalty of $50,000 per quarter. In each of years 7, 8, 9 and 10 of the Agreement, Licensee must pay Licensor a minimum royalty of $125,000 per quarter. In each of years 11, 12, 13, 14 and 15 of the Agreement, Licensee must pay Licensor a minimum royalty of $187,500 per each quarter of each year. In each of years 16, 17, 18, 19, 20 21, 22, 23, 24 and 25 of the Agreement, Licensee must pay Licensor a minimum royalty of $250,000 per each quarter of each year. At any time during the Term of this Agreement or any extension, the Parties may negotiate for a permanent license payment. In addition to the foregoing, and in consideration for the rights granted to Licensee under Amendment No. 3, on August 18, 2015, the Parties acknowledged that Parent issued Licensor 510,101 shares of its common stock, said number adjusted by a one-for-11.138103 reverse stock split effected by Parent in January 2016 (the “Tandon Shares”) and warrants to purchase 255,050 shares of common stock to Noel Lee; such Tandon Shares are subject to possible forfeiture further to the provisions of Section 13.1.2 herein. As additional consideration for the license grant to use the Licensed Name, the sum of Five Hundred Thousand Dollars ($500,000) shall be paid by Licensee of which One Hundred Twenty Five Thousand Dollars ($125,000) has been paid to date, the balance due on April __, 2017; provided, however, that upon the effective date of the initial public offering of Parent’s common stock (the “IPO”), if any, Licensee will pay in full to Licensor any remaining balance of such $500,000 additional consideration.

CONFIDENTIAL 2

4.           Section 3 of the Original License Agreement is deleted and replaced by the following:

3.           Sales Royalty and Payments. During the Term, Licensee shall pay to Licensor a royalty equal to four percent (4%) of Net Sales (“Sales Royalty”). For purposes hereof, “Net Sales” means the total of gross amounts directly or indirectly invoiced or charged to others or otherwise derived by Licensee from the sale of Licensed Products, reduced only by (i) twenty percent (20%) of any gross sales of Licensed Products by Licensee to Licensor further to Section 1.2 herein and (ii) the actual amount of returns. No other deductions, whether for unpaid or uncollectible accounts, commissions, chargebacks, or other discounts given or costs incurred by Licensee shall be taken.

5.          Exhibit A of the Original License Agreement is deleted and replaced by the following:

EXHIBIT ‘A”

Monster Marks

MONSTER DIGITAL

MONSTER VISION (said name and mark license shall be exclusive to Parent and SDJ for use as the branded name of action sports cameras and accessories)

MONSTERDIGITAL.COM

M (stylized) – see attached

Note:   M (stylized), MONSTER DIGITAL and MONSTER VISION are to always be used together and in compliance with the trademark usage guidelines of the Agreement. MONSTER DIGITAL may be used as Licensee’s corporate name (Monster Digital, Inc.) or separately in marketing text.

6.           Exhibit B of the Original License Agreement is deleted and replaced by the following:

EXHIBIT B

LICENSED PRODUCTS

DRAM Modules

USB Flash Drives

Flash Based SD, M2, MicroSD, CF, ProDuo, card products

Inernal Power Supplies for pc’s

Hybrid Drives

Action Sports Cameras and accessories (including VR goggles)

Cable Memory

Lightning Cable

(signatures on following page)

CONFIDENTIAL 3

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 5 as the day and year first above written.

LICENSOR:

MONSTER, INC.

By:

Name:

Title:

Date:	4/25/16

SDJ:

SDJ TECHNOLOGIES, INC.

By:	/s/ J. Tandon

Name:	J. Tandon

Title:	Chairman

PARENT AND LICENSEE:

MONSTER DIGITAL, INC.

By:	/s/ Vivek Tandon

Name:	Vivek Tandon

Title:	President

CONFIDENTIAL 4